UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

__________________________

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Avid Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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	1.	Title of each class of securities to which transaction applies: ___________________________________________________________________________________________
	2.	Aggregate number of securities to which transaction applies: ___________________________________________________________________________________________
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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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The following post was made by Jeff Rosica, President and Chief Executive Officer of Avid Technology, Inc., on LinkedIn on August 16, 2023 as a comment in response to an article posted by industry commentator Russ Hughes:

Thanks Russ for a very well researched and written piece. Yes, it’s an exciting new chapter ahead for #TeamAvid. Simple answer to the ‘Why?’… We believe that with STG we can accelerate Avid’s strategic vision and our product innovation plans. I’m looking forward to sharing more once we’re able to! #GottaListenToTheLawyers 😉

The referenced article is copied below and was available at the following hyperlink beginning on August 16, 2023:

https://www-production--expert-com.cdn.ampproject.org/c/s/www.production-expert.com/production-expert-1/some-
questions-we-can-answer-about-the-avid-sale-to-stg?format=amp

Some Questions We Can Answer About The Avid Sale To STG

August 16, 2023 | Production Expert

The recent news about the acquisition of Avid by private equity firm STG has raised a lot of questions. In this article we aim to answer some of them.

Why Aren’t Avid Answering These Questions?

Directors of a publicly-traded company are subject to various legal and regulatory requirements when it comes to commenting on the sale of their company or any other material events. These regulations are in place to ensure fairness, transparency, and to prevent insider trading, which is the illegal practice of trading securities based on non-public, material information.

Here are some reasons why directors typically can't freely comment on the sale of a company listed on the US stock market:

Fair Disclosure (Regulation FD): The U.S. Securities and Exchange Commission (SEC) enforces Regulation Fair Disclosure (Regulation FD), which aims to ensure that companies provide material information to all investors at the same time. If a director were to comment on a potential sale of the company, this could potentially result in selective disclosure, where certain investors or individuals receive information before others, giving them an unfair advantage.

Insider Trading: Directors, officers, and other insiders possess non-public information about their company that could significantly impact the stock price once it becomes public knowledge. If a director were to comment on a sale, they could inadvertently contribute to insider trading, as individuals might buy or sell the company's stock based on that information. This undermines market integrity and fairness.

Market Manipulation: Public comments by directors can influence investor sentiment and stock prices. If a director were to make speculative or unsubstantiated comments about a sale, it could lead to market manipulation or volatility, harming the interests of investors and the overall stability of the market.

Responsibility to Shareholders: Directors have a fiduciary duty to act in the best interests of shareholders. Making premature or misleading comments about a potential sale could lead to legal liabilities if the comments are found to be inaccurate or misleading.

Confidentiality Agreements: Directors often have access to sensitive information about the company's operations, finances, and strategic plans. They might be bound by confidentiality agreements that prevent them from discussing certain matters publicly.

Complex Negotiations: The sale of a company involves complex negotiations, due diligence, and regulatory approvals. Directors might not have a full and accurate understanding of these processes, and their comments could inadvertently mislead investors or disrupt negotiations.

To maintain a level playing field for investors and to ensure compliance with securities laws, directors of publicly-traded companies typically refrain from commenting on material events like a potential sale until the company has released official, properly vetted information through appropriate channels, such as press releases or filings with the SEC. This helps avoid legal and regulatory issues while promoting transparency and fairness in the market.

As a result, the team at Avid has to sit on their hands and watch all the speculation play out without being able to speak directly to this matter.

Why Is Avid Becoming A Private Company?

We don’t have a definitive answer to this. However, we can make some educated guesses.

The cost to a company the size of Avid to continue to operate as a public company, someone has suggested this is around $8-9 million a year! It covers things like;

Listing Fees: Most stock exchanges charge annual listing fees to maintain a company's listing status. These fees can vary significantly depending on the size of the company and the exchange it's listed on.

Legal and Accounting Fees: Listed companies are required to file regular financial statements, disclosures, and other reports with regulatory authorities like the U.S. Securities and Exchange Commission (SEC). Legal and accounting professionals are often engaged to ensure compliance with these reporting requirements.

Audit Costs: Public companies are typically required to have their financial statements audited by an independent auditing firm. Audit costs can be significant, especially for larger companies with complex operations.

Compliance and Governance Costs: Listed companies must adhere to various regulations and governance standards, such as the Sarbanes-Oxley Act (SOX). These standards require additional internal controls, reporting, and governance practices, which can incur costs.

Investor Relations Costs: Public companies need to maintain investor relations efforts, including communication with shareholders, analysts, and the broader investment community. This might involve costs related to investor communications, presentations, and roadshows.

Imagine what they could do with that money.

Avid is in a business that competes with many private companies that don’t have the same costs or legal restrictions placed upon them. As a private company, this levels the playing field. Here are some disadvantages that public companies might face when competing against private ones:

Short-Term Focus: Public companies often face pressure to deliver short-term results to satisfy shareholders and meet quarterly earnings expectations.

Regulatory Compliance and Reporting: Public companies are subject to extensive regulatory requirements, such as financial reporting, disclosure, and compliance with securities laws.

Market Volatility: Public companies are susceptible to stock market fluctuations, which can impact their valuation, investor sentiment, and access to capital.

Lack of Privacy: Public companies are required to disclose a significant amount of information about their operations, finances, and strategies to the public.

Increased Scrutiny and Regulation: Public companies are under constant scrutiny from regulators, analysts, shareholders, and the media.

Avid can be more open about future developments; for example, announcing new products or roadmaps. Currently, there are restrictions placed on Avid about how far ahead they can announce products because of the influence it may have on the share price. For example;

Public companies are accountable to their investors and stakeholders. Prematurely disclosing information about future products could lead to unrealistic expectations and speculative trading, causing fluctuations in the stock price that may not align with the company's actual performance.

Publicly traded companies are subject to various regulations and laws, such as those enforced by the U.S. Securities and Exchange Commission (SEC). These regulations require companies to provide accurate and complete information to investors. Prematurely revealing information about unlaunched products could potentially be viewed as misleading or incomplete, leading to legal issues.

Why Is Avid Still Listed On The Stock Market?

Last week’s announcement was telling us that STG intends to purchase Avid. Although it has received board approval, it now has to go through a number of other hoops to complete, and this was made clear in the announcement;

“The transaction was unanimously approved by Avid’s Board of Directors and is expected to close during the fourth quarter of 2023, subject to Avid stockholder approval, regulatory approvals and other customary closing conditions.”

There are various legal, regulatory, financial, and strategic reasons why a company might continue to trade on the US stock market after announcing a sale. Until the sale is officially completed and all necessary approvals are obtained, the company and its shares remain active in the market.

Right now and until the deal is closed, for Avid, it is business as usual.

Where’s The $1.4 billion Going?

The plan is to take Avid back into private ownership. To do this, the existing shares have to be purchased by the buyer, and the market cap was at over $1 billion. Market capitalisation, also known as market cap, is a fundamental measure used to assess the overall size and value of a publicly traded company. It is calculated by multiplying the current stock price by the total number of outstanding shares. This means the new owners had to pay this or above.

Avid doesn’t end up with a billion dollars in the bank. They end up with new owners who will have paid $1.4 billion to purchase the shares back and take on all the assets and liabilities.

What Is Going To Happen To Avid And The Products They Make?

We don’t know. We don’t have a crystal ball. We’ve written why some people are concerned about the sale of Avid to a private equity company, but this analysis is based on commonly held understandings of the private equity industry. Here is some reading on the industry from respected institutions;

The Strategic Secret of Private Equity - Harvard Business Review

How private equity firms are designed to earn big while risking little of their own - LSE

The Consequences of Private Equity Acquisitions for Employees - Cardiff University

Reading those documents can feel somewhat depressing. However, there are other companies in this sector that have used the private equity funding model to great success, for example, Audiotonix, owners of brands like Digico, SSL, and Slate Digital. IK Multimedia is owned by Amira, a private equity firm.

One can’t simply write off all private equity purchases, some end badly, and others don’t.

As we’ve already said, no one at Avid is willing or able to go on record about this sale, but from conversations we’ve had with those close to them, we believe there is a lot of optimism about this deal.

Summary

We know that there are many questions from those heavily invested in the Avid ecosystem. As soon as we can find more answers, we’ll be sure to let the community know.

One thing we plan to do in the coming weeks is to create an article with a series of things we would like to see happen to persuade us that things might be different under the ownership of STG. Watch this space.

Additional Information about the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed transaction involving Avid Technology, Inc. (the “Company”), Artisan Bidco, Inc. (“Parent”) and Artisan Merger Sub, Inc., whereby the Company would become a wholly-owned subsidiary of Parent. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file a proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to the stockholders of the Company as of the record date established for voting on the proposed transaction. The Company may also file other relevant documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, stockholders of the Company may obtain free copies of the documents filed with the SEC by directing a request through the Investor Relations portion of the Company’s website at www.avid.com or by mail to Avid Technology, Inc., 75 Blue Sky Drive, Burlington, MA 01803, Attention: Whit Rappole, Investor Relations.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2023 annual meeting of the stockholders of the Company, filed with the SEC on April 28, 2023 and in subsequent documents filed with the SEC, each of which is (or, when filed will be) available free of charge from the sources indicated above. Other information regarding the participants in the solicitation of proxies from the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations of future events and may include words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “feel,” “intend,” “may,” “plan,” “should,” “seek,” “will” and “would,” or other comparable terms, but the absence of these words does not mean a statement is not forward-looking. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; (iii) unanticipated difficulties or expenditures relating to the proposed transaction; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s plans, business relationships, operating results and operations; (v) potential difficulties retaining employees as a result of the announcement and pendency of the proposed transaction; (vi) the response of customers, channel partners and suppliers to the announcement of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) legal proceedings, including those that may be instituted against the Company, its board of directors, its executive officers or others following the announcement of the proposed transaction; and (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction. The foregoing list is not exhaustive, and readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, and other reports and documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and ir.avid.com. Forward-looking statements speak only as of the date of this communication. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Third-Party Information

The Company has neither sought nor obtained consent from any third party for the use of previously published information. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. The Company shall not be responsible or have any liability for any misinformation contained in any third-party report, SEC or other regulatory filing. All registered or unregistered service marks, trademarks, and trade names referred to in this communication are the property are the property of their respective owners, and the Company's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.